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                                                                    Exhibit 23.2

                  CONSENT OF JOHNSON, HOLSCHER & COMPANY, P.C.


     We consent to the reference of our firm under the captions "Consolidated Financial Statements" and "Experts" and to the use of our report dated December 2, 1995 except as to Note 5 dated January 26, 1996 and Note 8 dated April 6, 1997, in Amendment No. 3 to the Registration Statement on Form SB-2 (No. 333-16047) and the related Prospectus of Aquasearch, Inc. for the registration of 12,204,314 shares of Common Stock and 5,347,244 Common Stock Purchase Warrants.


                                   /s/ JOHNSON, HOLSCHER & COMPANY
                                   Professional Corporation



Englewood, Colorado
November 5, 1997















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